Dated December 17, 2024 Filed Pursuant to Rule 433 Registration No. 333-279619 Supplementing the Preliminary Prospectus Supplement dated December 17, 2024 (to Prospectus dated July 11, 2024) Investor Presentation Follow-On Common Equity Offering December 2024 | 1

Forward-Looking Statements & Disclaimers Forward-Looking Statements The information disclosed in this document includes various forward-looking statements that are made by Norwood Financial Corp (the “Company”) in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change overtime. Actual results could differ materially from such forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: our inability to successfully reposition our fixed-income securities portfolio utilizing the proceeds from this offering, changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, and competition. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company cautions that the foregoing list of important factors is not exhaustive. The Company is not obligated to update and does not undertake to update any of its forward looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or made herein. Non-GAAP Disclaimer This presentation includes certain financial measures derived from consolidated financial data but not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that these non-GAAP measures, when taken together with its financial results presented in accordance with GAAP, provide meaningful supplemental information regarding its operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis These non-GAAP financial measures however are subject to inherent limitations, may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as an alternative to GAAP measures. Please refer to the Appendix for reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures. | 2

Additional Information No Offer or Solicitation This presentation is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities of any such jurisdiction. Any offer to sell or solicitation of an offer to purchase securities of the Company will be made only pursuant to a prospectus supplement and prospectus filed with the U.S. Securities and Exchange Commission (“SEC”). The Company has filed a registration statement (including a prospectus) (File No. 333-279619) and a preliminary prospectus supplement with the SEC for the offering to which this presentation relates. Before making an investment decision, you should read the prospectus and preliminary prospectus supplement and the other documents that the Company has filed with the SEC for additional information about the Company and the offering. You may obtain these documents for free by visiting the SEC's website at www.sec.gov. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or public or private insurer. Neither the SEC nor any other regulator has approved or disproved of the securities of the Company or passed on the adequacy or accuracy of this presentation. Any representation to the contrary is a criminal offense. | 3

Summary of the Proposed Transaction Overallotment Issuer Norwood Financial Corp. Up to 15% (100% Primary) Option For general corporate purposes, including NASDAQ Symbol NWFL Use of Proceeds repositioning of a portion of our fixed income securities portfolio Offering Type Follow-On (100% Primary) Lockup Period 90 days for directors and officers Piper Sandler Security Bookrunners Common Stock Janney Montgomery Scott Anticipated Pricing Base Offering Up to $30 Million Week of December 9, 2024 Date | 4

Franchise Overview | Norwood Financial Corp. Branch Footprint Franchise Highlights Cooperstown NASDAQ: NWFL Oneonta $2.3B Total Assets Headquarters: Honesdale, PA Founded: 1871 NWFL (29) Honesdale Employees: 264 $1.7B Total Gross Loans Milford Scranton Dividend Yield: 4.0% Stroudsburg NY $1.9B 29 2 10 Geneva Total Deposits Offices States Counties Rejoined the Russell 2000 Index $196M in 2023 Total Equity PA NJ $244.0M Market Cap $1B - $5B in Asset Size Note: Financials as of September 30, 2024; Market data as of December 5, 2024 | 5 Source: S&P Capital IQ Pro

Strength. Security. Stability. Key Tenets for Success Customers Employees Community Shareholders • Operates under three brands: Wayne Bank, the Bank of Cooperstown and Bank of the Finger Lakes 150 Years in Business • Committed to the same community banking mission and core values instated upon our founding in 1871 • Focused on achieving above-peer performance targets bolstered by our competitive strength in markets of operation • Opportunity to reposition the balance sheet to benefit in Rewarding Shareholders 2025 and beyond • Record of 32 consecutive years of increasing cash dividends • Consistent record of organic growth bolstered by three successful acquisitions between 2011 and 2020 Growth & Expansion • Focused on expanding fee income lines such as wealth/trust, mortgage and treasury management services • Mission Statement: “Helping the community grow by serving businesses and their employees” • The Bank and its employees are key contributors to several A Community Pillar local charities • Focused on small business and local relationships | 6

Today’s Presenters Jim Donnelly, President, Chief Executive Officer, and Director Mr. Donnelly became President, Chief Executive Officer, and Director of the Company in 2022. Mr. Donnelly joined the Company with over 30 years of banking experience, most recently with Bangor Savings Bank where he served as its Executive Vice President and Chief Commercial Officer. Mr. Donnelly brings substantial experience and leadership skills in the areas of commercial lending, retail and mortgage banking, credit, financial management, wealth management and franchise growth through acquisition and market expansion. Mr. Donnelly has a long and distinguished history of community service, including in the areas of healthcare, higher education, and the United Way. John McCaffery, Executive Vice President and Chief Financial Officer Mr. McCaffery became Executive Vice President and Chief Financial Officer of the Company in June 2024. Mr. McCaffery joined the Company with over 30 years of leadership and finance experience at various financial institutions, including two stints as CFO. His most recent position was Senior Vice President and Treasurer for Metropolitan Commercial Bank. Prior to that position, Mr. McCaffery served as Executive Vice President and Chief Financial Officer for Newtek Bank, N.A. and Bridge Bancorp. Upon the merger between Bridge Bancorp and Dime Community Bancorp, Mr. McCaffery was appointed Senior Executive Vice President and Chief Risk Officer. Mr. McCaffery brings a wealth of experience and expertise in capital raising, M&A transactions and integrations, growth and restructuring, regulatory and financial compliance, and development of high performing teams. | 7

Historical Growth and Expansion A History of De Novo Growth and Successful Acquisitions 2024: Renovating new location in Forty Fort, PA scheduled to open in Acquired Branches Q1 2025 2020: Acquired USNY and Bank NY of Cooperstown and Bank of Finger Lakes brands $2.3B $2.2B $2.1B $2.0B $1.9B PA 2016: Acquired National Bank of Delaware County (NBDC) $1.2B $1.2B $1.1B $1.1B 2011: Acquired North Penn Bank $0.8B $0.7B $0.7B $0.7B $0.7B $0.5B 2010Y 2011Y 2012Y 2013Y 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2021Y 2022Y 2023Y 2024Q3 Total Assets 1) Excludes growth attributed to acquisitions from 2010 through 2023 | 8 Note: Acquired branches on map reflect the branches existing today

Loan Portfolio Overview Small Business Lending, Granular Relationships and Limited Industry Concentration Loan Portfolio by Category Historical Asset Yields 1-4 Family C&I 15% 14% Const & Land 6.16% 6.02% 5.95% 3% 5.90% 5.84% 5.52% Consumer 5.33% 5.31% 5.20% 1% 5.14% 5.11% 5.08% 5.01% Indirect 4.94% Total 4.73% 17% 4.57% $1.7B 4.37% 4.20% OO-CRE 22% Home Eq 4% 2022Q4 2023Q1 2023Q2 2023Q3 2023Q4 2024Q1 2024Q2 2024Q3 YTD NOO-CRE Yield on Loans Yield on Int. Earning Assets 24% CRE Loans by Industry 1-4 Family $85K Average Loan Size Rental Investor Real 10% Estate Agricultural 26% $266K Average Commercial Loan Size 8% 14% Adjustable, 27% Floating, CRE and 59% Fixed Rate $772M Multi Family 8% Office Exposure: 7 loans for ~$5M Owner Occupied CRE Ratio: 138% 48% | 9

Strong Historical Credit Quality Recent Loan Growth Has Not Compromised Our Disciplined Credit Culture 1,700 1.00% 1,680 0.80% 1,660 0.60% 1,640 1,620 0.40% 1,600 0.20% 1,580 1,560 0.00% 2023 Q3 2023 Q4 2024 Q1 2024 Q2 2024 Q3 Loans ($M) NPAs / Assets For the Calendar Year Ended YTD 2019Y 2020Y 2021Y 2022Y 2023Y 2024Q3 Credit Quality Ratios (%) Non-Performing Loans / Loans 0.09 0.24 0.05 0.08 0.48 0.47 Net Charge-Offs / Loans 0.13 0.07 0.07 0.02 0.39 0.09 Reserves / Loans 0.92 0.93 1.21 1.15 1.18 1.12 Reserves /NPAs & 90+ PD 362 302 664 1,165 246 237 | 10

Deposit Portfolio Overview Attractive Retail Franchise Bolstered by Commercial and Municipal Relationships Deposit Portfolio by Category Historical Funding Costs Time Deposits NIB Demand 40% 23% 2.50% 2.49% 2.47% 2.43% 2.19% 1.94% 2.34% 1.58% 2.32% 2.30% 2.25% 2.00% Total 1.19% 1.64% 1.32% $1.9B 0.69% IB Demand 1.00% 16% 0.63% 2022Q4 2023Q1 2023Q2 2023Q3 2023Q4 2024Q1 2024Q2 2024Q3 YTD Savings MMDA Cost of Deposits Cost of Funds 11% 10% Deposit Composition Over Time $28K Average Account Size 29% 30% 35% 38% 40% 40% 16% 16% 15% 13% 11% 17% 16% 18% 10% 8.2% 5-Yr Organic Compound Annual 17% 12% 13% 14% 11% 16% 14% 10% Growth Rate² 10% 25% 25% 23% 23% 22% 22% 2019 2020 2021 2022 2023 2024Q3 NIB Demand IB Demand MMDA Savings Time Deposits $463M in Municipal Deposits No Brokered Deposits¹ 1) As of 9/30/2024; Since 9/30/2024 the company has added $20 million of brokered deposits in order to test the facility for liquidity purposes | 11 2) Excludes deposits acquired in the acquisition of USNY

Key Performance Indicators Earnings Commentary Return on Average Assets Return on Average Tangible Common Equity¹ PPNR ROAA¹ 1.75% • Net income for the most recent ROAA 1.46% quarter was $3.8M and for the 1.26% 1.21% 1.13% 1.11% first nine months of the year 1.01% 0.94% 0.90% was $12.5M 1.39% 21.3% 1.23% 1.13% 17.7% 16.4% • Net interest income for the most 0.75% 0.76% 0.80% 0.75% 11.7% 11.2% 11.3% 0.68% 10.8% recent quarter was $15.9M and 9.6% for the first nine months of the 0.06% 1.0% year was $45.6M • Non-interest income for the quarter was $2.3M, consistent with prior quarters Net Interest Margin (FTE)¹ Efficiency Ratio¹ Net Operating Expense / Avg. Assets • Non interest expense for the Efficiency Ratio¹ quarter was $12.0M, slightly above Q2 of $11.4M, driven by an increase in salaries and 69.1% 66.7% 64.2% 66.0% 3.55% 65.1% 61.6% 60.8% benefits, professional fees, data 57.1% 3.25% 3.09% 52.9% 2.95% 2.99% processing costs and FDIC 2.94% 2.79% 2.87% 2.79% insurance 1.75% 1.74% 1.71% 1.67% 1.67% 1.64% 1.64% 1.63% 1.62% • Corporate focus to return ROAA to historical levels and above 1.0% in the near-term 1) See appendix for Non-GAAP Reconciliation | 12

Contemplated Securities Repositioning

Overview of the Contemplated Securities Restructuring

- **Following closing of the capital offering, Norwood plans to execute a repositioning of ~$165M of lower-yielding Available-for-Sale (“AFS”) securities into higher-yielding securities**

- **Estimated and expected securities repositioning detail:**
  - Sale of ~$165M of securities with an average yield of 2.0%
  - A one-time, pre-tax loss of ~$20M
  - Proceeds used to repay ~$60M of outstanding BTFP/wholesale borrowings, with the remainder being redeployed into higher-yielding securities at a reinvestment rate of ~5.0%

Securities Investment Portfolio[1]



$402M
Agency CMO 33%
Municipals 32%
Fixed MBS 18%
Treasuries 7%
Agency Debt 6%
Other 2%
Agency Multifamily 2%

2.2% Yield

4.8yr Duration

Benefits of the Transaction

- Expected immediate improvement in ROAA, NIM and EPS[2]
- Stronger capital generation
- Positioned for increased earnings in a falling rate environment
- Enhanced liquidity

1) Estimated as of November 30, 2024
2) See page 14 for further detail

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Financial Impact of the Offering and Repositioning MRQ Return on Average Assets² MRQ Net Interest Margin (FTE)² MRQ Earnings per Share² $0.55 0.91% 3.33% 0.68% $0.48 2.99% 3Q 2024 Illustrative for 3Q 2024 Illustrative for 3Q 2024 Illustrative for Capital & Capital & Capital & Repositioning¹ Repositioning¹ Repositioning¹ TCE/TA (FTE)² & TBVPS (FTE)² Leverage Ratio (Bank) Total Capital Ratio³ (Bank) $21.28 $22.01 9.52% 13.40% 8.99% 7.63% 8.97% 12.70% 3Q 2024 Illustrative for 3Q 2024 Illustrative for 3Q 2024 Illustrative for Capital & Capital & Capital & Repositioning¹ Repositioning¹ Repositioning¹ 1) Illustrative purposes only; All assumptions are subject to change based on actual results of the repositioning transaction; See page 13 for detail on the repositioning transaction; | 14 Assumes a $30M common equity offering at $30.00; There can be no assurance that we will complete the repositioning as planned, that the underlying assumptions will be realized or that actual results will not differ materially from these illustrations 2) Non-GAAP financial measure; See ‘Appendix’ for non-GAAP reconciliations 3) Assumes 20% risk-weighting on new assets

Investment Proposition Strong local ties providing consistent and sound growth opportunities Granular loan and deposit portfolio tied to our community Attractive financial profile enhanced by the proposed offering and repositioning Disciplined underwriting culture Experienced Executive Team, aligned with Board of Directors, focused on delivering shareholder return Well-positioned to take advantage of market dislocation and M&A opportunities | 15

Appendix | 16

Earnings per Share Non-GAAP Reconciliation Illustrated for Capital Offering + Securities Repositioning For the Three Months Ended September 30, 2024 ($M) Shares (M) Per Share Net Income $3.8 8.1 $0.48 After-Tax Adjustments @ 21%: (-) Yield on Securities Sold @ 2.0% (0.7) (+) Funding Savings on the Repayment of the BTFP / Wholesale Borrowings @ 4.8% 0.6 (-) Reinvestment of Anticipated Cash Flow (0.1) (+) Yield on Securities Purchased @ 5.0% 1.1 (+) Yield on Net Offering Proceeds @ 5.0% 0.3 Total Adjustments 1.2 1.0¹ Illustrative Adjusted Net Income for Capital & Repositioning² $5.0 9.1 $0.55 1) Assumes a $30M common equity offering at $30.00 | 17 2) Excludes one-time pre-tax loss of ~$20M on the sale of securities Note: There can be no assurance that we will complete the repositioning as planned, that the underlying assumptions will be realized or that actual results will not differ materially from these illustrations

Return on Average Assets Non-GAAP Reconciliation Illustrated for Capital Offering + Securities Repositioning Dollars in Millions For the Quarter Ended September 30, 2024 Illustrative Adjusted Net Income for Capital & Repositioning¹ $5.0 A Adjustments to Average Assets: Average Assets 2,236.5 (+) Net Proceeds from Capital Offering 27.9 (-) Market Value of Securities Sold (166.6) (+) Market Value of Securities Purchased 107.0 Total Adjustments (31.7) Adjusted Average Assets 2,204.7 B Illustrative Adjusted Return on Average Assets for Capital & Repositioning 0.91% A / B * 4 1) Non-GAAP financial measure, see pages 28-30 for Non-GAAP Reconciliation | 18 Note: There can be no assurance that we will complete the repositioning as planned, that the underlying assumptions will be realized or that actual results will not differ materially from these illustrations

Net Interest Income & Net Interest Margin Non-GAAP Reconciliation Illustrated for Capital Offering + Securities Repositioning For the Quarter Ended: Dollars in Millions September 30, 2024 Adjustments to Net Interest Income: Net Interest Income 15.9 FTE Adjustment 0.2 Net Interest Income (FTE) 16.1 (-) Yield on Securities Sold @ 2.0% (0.8) (+) Funding Savings on the Repayment of the BTFP / Wholesale Borrowings @ 4.8% 0.7 (-) Reinvestment of Anticipated Cash Flow (0.1) (+) Yield on Securities Purchased @ 5.0% 1.3 (+) Yield on Net Offering Proceeds @ 5.0% 0.3 Total Adjustments 1.5 Adjusted Net Interest Income (FTE) 17.6 A Adjustments to Average Earning Assets: Average Earning Assets 2,147.9 (+) Net Proceeds from Capital Offering 27.9 (-) Market Value of Securities Sold (166.6) (+) Market Value of Securities Purchased 107.0 Total Adjustments (31.7) Adjusted Average Earning Assets 2,116.1 B Illustrative Net Interest Margin (FTE) for Capital & Repositioning 3.33% A / B * 4 Note: There can be no assurance that we will complete the repositioning as planned, that the underlying assumptions will be realized or that actual results will not differ | 19 materially from these illustrations

Historical Financial Highlights

Norwood FINANCIAL CORP

	For the Calendar Year Ended				For the Calendar Quarter Ended			
Balance Sheet ($M)	**2020Y**	**2021Y**	**2022Y**	**2023Y**	**2023Q4**	**2024Q1**	**2024Q2**	**2024Q3**
Total Assets	$1,852	$2,069	$2,047	$2,201	$2,201	$2,260	$2,235	$2,280
Gross Loans HFI	1,411	1,355	1,474	1,604	1,604	1,621	1,641	1,675
Deposits	1,535	1,757	1,728	1,795	1,795	1,839	1,811	1,855
Gross Loans HFI / Deposits	91.9%	77.1%	85.3%	89.3%	89.3%	88.2%	90.6%	90.3%
TCE	165	176	138	152	152	152	153	166
AOCI	*5*	*(0)*	*(57)*	*(47)*	*(47)*	*(49)*	*(50)*	*(38)*
Capital Ratios								
TCE / TA[1]	9.07%	8.69%	6.97%	7.21%	7.21%	7.03%	7.18%	7.63%
Tier 1 Leverage	8.71%	8.51%	9.36%	9.00%	9.00%	8.95%	8.88%	9.03%
Total Capital	12.62%	13.66%	13.58%	13.06%	13.06%	12.99%	12.86%	12.78%
CRE Concentration (Bank)	113%	117%	110%	136%	136%	137%	135%	138%
Asset Quality								
NPLs / Loans	0.24%	0.05%	0.08%	0.48%	0.48%	0.23%	0.47%	0.47%
NPAs / Assets	0.24%	0.12%	0.07%	0.35%	0.35%	0.17%	0.34%	0.35%
Reserves / Loans	0.93%	1.21%	1.15%	1.18%	1.18%	1.11%	1.08%	1.12%
NCOs / Average Loans	0.07%	0.07%	0.02%	0.39%	0.79%	0.08%	0.13%	0.08%
Earnings & Profitability ($M)								
Net Income	$15.1	$24.9	$29.2	$16.8	$0.4	$4.4	$4.2	$3.8
ROAA	0.97%	1.24%	1.43%	0.79%	0.06%	0.80%	0.75%	0.68%
ROATCE[1]	10.2%	14.5%	19.3%	11.7%	1.0%	11.7%	11.3%	9.6%
NIM[1]	3.55%	3.50%	3.53%	3.06%	2.95%	2.79%	2.79%	2.99%
Noninterest Income / Avg. Assets	0.50%	0.41%	0.46%	0.39%	0.38%	0.36%	0.39%	0.41%
NIX / Avg. Assets	2.08%	1.92%	1.98%	2.04%	1.97%	2.12%	2.03%	2.15%
Efficiency Ratio[1]	54.6%	51.6%	52.0%	60.9%	61.6%	69.1%	66.0%	65.1%

1) See pages 28-30 for Non-GAAP Reconciliation
Note: Financials reflect consolidated data unless otherwise indicated

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Historical Balance Sheet ($ in Thousands) As of December 31, As of September, 2022 2023 2024 Cash and Cash Equivalents $31,866 $66,120 $82,880 Securities Available for Sale, at Fair Value 418,927 406,259 396,891 Loans Receivable, Net of Allowance for Credit Losses 1,456,946 1,584,650 1,656,440 Bank Premises and Equipment, Net 17,924 17,838 18,503 Bank Owned Life Insurance 43,364 46,439 46,382 Foreclosed Real Estate Owned 346 97 – Deferred Tax Assets, Net 23,549 21,353 18,818 Goodwill and Other Intangibles 29,572 29,487 29,433 Other Assets 24,576 28,836 30,404 Total Assets $2,047,070 $2,201,079 $2,279,751 Total Deposits $1,727,727 $1,795,159 $1,855,251 Short-Term Borrowings 93,215 74,076 52,453 Other Borrowings 40,000 124,236 144,959 Other Liabilities 19,043 26,538 31,434 Total Liabilities $1,879,985 $2,020,009 $2,084,097 Common Stock 829 831 831 Surplus 96,897 97,700 98,330 Retained Earnings 130,020 135,284 140,489 Treasury Stock at Cost (3,308) (5,397) (5,969) Accumulated other Comprehensive Loss (57,353) (47,348) (38,027) Total Stockholders' Equity $167,085 $181,070 $195,654 Total Liabilities and Stockholders' Equity $2,047,070 $2,201,079 $2,279,751 Note: Financials reflect consolidated data unless otherwise indicated | 21

Historical Income Statement For the Nine ($ in Thousands, Except Per Share Data) As of December 31, Months Ended 2022 2023 September 30, 2024 Interest and Fees on Loans $66,013 $85,209 $73,266 Interest and Dividends on Securities, Taxable 7,262 8,389 6,514 Interest on Securities, Tax-Exempt 1,789 1,533 1,121 Other Interest Income 602 409 2,194 Total Interest and Dividend Income $75,666 $95,540 $83,095 Interest on Deposits $6,471 $26,029 $31,349 Interest on Short-Term Borrowings 524 3,048 1,015 Other Interest Expense 274 4,396 5,165 Total Interest Expense $7,269 $33,473 $37,529 Net Interest Income $68,397 $62,067 $45,566 Provision for Credit Losses $900 $5,548 $1,069 Net Interest Income After Provision for Credit Losses $67,497 $56,519 $44,497 Service Charges and Fees $5,661 $5,613 $4,364 Income from Fiduciary Activities 845 898 719 Net Realized Gains (Losses) on Sales of Securities 3 (209) – Gains on Sales of Loans, Net 3 63 145 Gain on Sales of Foreclosed Real Estate Owned 427 80 32 Earnings and Proceeds on BOLI 1,087 1,012 781 Other Income 1,906 667 467 Total Noninterest Income $9,932 $8,124 $6,508 Salaries and Employee Benefits $22,071 $23,565 $18,328 Occupancy and Equipment Expenses 4,967 5,083 3,758 Data Processing and Related Operations 2,948 3,342 3,208 Taxes, Other than Income 1,013 566 452 Professional Fees 1,719 1,676 1,669 Amortization of Intangibles 101 85 54 Other Expenses 8,225 9,180 7,737 Total Noninterest Expenses $41,044 $43,497 $35,206 Net Income Before Taxes $36,385 $21,146 $15,799 Income Tax Expense $7,152 $4,387 $3,308 Net Income $29,233 $16,759 $12,491 Earnings Per Common Share, Basic $3.59 $2.08 $1.55 Note: Financials reflect consolidated data unless otherwise indicated | 22

Interest Rate Sensitivity First Year Net Interest Income 0.5% 0.8% (0.3%) (1.6%) (3.5%) (5.6%) (-) 300 (-) 200 (-) 100 Base (+) 100 (+) 200 (+) 300 Second Year Net Interest Income (0.6%) (1.1%) (2.7%) (3.6%) (4.7%) (7.1%) (-) 300 (-) 200 (-) 100 Base (+) 100 (+) 200 (+) 300 Note: Impact to net interest income as of September 30, 2024 | 23

Executive Management Jim Donnelly, President, Chief Executive Officer, and Director See Today’s Presenters Slide. John McCaffery, Executive Vice President and Chief Financial Officer See Today’s Presenters Slide. John F. Carmody, Executive Vice President and Chief Credit Officer John F. Carmody was named Chief Credit Officer in October 2013 and Executive Vice President in April 2015. Prior thereto, he had served as Senior Vice President, Senior Loan Officer and head of Commercial Banking since January 1, 2012. Prior to that time, he had served as a Commercial Loan Officer at the Bank since April 2001. Carmody received his Bachelors Degree from Shippensburg University of Pennsylvania and his MBA from Lehigh University, College of Business. Vincent G. O’Bell, Executive Vice President and Chief Lending Officer Vincent G. O’Bell was named Chief Lending Officer in April 2021 and Executive Vice President in December, 2022. Prior thereto, he had served as Senior Vice President and Commercial Loan Officer of the Bank since July 2016. Mr. O’Bell serves as a Scranton Lackawanna Health and Welfare Board Chairman, a Paul Harris Fellow for the Rotary Club of Scranton, Treasurer and Board Member for the Carbondale Chamber of Commerce. O’Bell received his degree in Banking and Finance from Lackawanna Jr. College as well as the Stonier School of Banking. Source: S&P Capital IQ Pro, Company website | 24

Board of Directors Lewis J. Critelli, Chairman of the Board Lewis J. Critelli was appointed as Chairman of the Board of Directors on April 26, 2022. Mr. Critelli retired as President and Chief Executive Officer of the Company and the Bank on May 9, 2022, after a long and distinguished banking career of over forty years. He joined the Bank in 1995 as Chief Financial Officer and had served as President and CEO for the Bank since 2010. Under his leadership, the Company had three successful acquisitions and expanded into new markets in Pennsylvania and Upstate New York. Jim Donnelly, President, Chief Executive Officer, and Director See Today’s Presenters Slide. Dr. Andrew A. Forte, Vice Chairman of the Board Dr. Andrew A. Forte is the President of Forte, Inc., a family-owned corporation which operates the Stroudsmoor Country Inn, a hospitality and banquet facility in Stroudsburg, Pennsylvania. He has a Doctoral Degree in management from the Lubin School of Business, Pace University. He is a Certified Public Accountant, who practiced public accountancy with KPMG as an Audit Manager through June 1985. His financial and accounting background brings valuable expertise to the Board and his participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank. Susan Campfield, Board Member Susan Campfield is the past President and Chief Executive Officer of Gumble Brothers, Inc., a building material supplier located in Paupack, Pennsylvania. She has worked with various contractors and builders and has an extensive knowledge of the local construction market. Her participation in our local community for over 33 years brings knowledge of the local economy and business opportunities for the Bank. Source: S&P Capital IQ Pro, Company website | 25

Board of Directors (Continued) Jeffrey Gifford, Board Member Jeffrey S. Gifford was appointed to the Board of Directors upon the completion of the Company’s acquisition of UpState New York Bancorp, Inc. on July 7, 2020. Prior to the merger, he served as the Chairman of the Board of UpState New York Bancorp, Inc. since 2016 and Chairman of the Board of USNY Bank since 2015. Mr. Gifford is the Chairman and Chief Executive Officer of The Birkett Mills, a manufacturer of buckwheat and wheat products for wholesale and retail customers, with mills located in Penn Yan and King Ferry, New York. Meg L. Hungerford, Board Member Meg L. Hungerford serves as the School Business Manager for the Walton, New York, Central School District. Ms. Hungerford also serves as Board President of Headwaters Emergency Medical Services, Inc., a non-profit emergency services organization. Previously she has served as the Director of 7 Finance for the City of Oneonta, New York from 2009 to 2019. She also currently serves as a Director for NYMIR – the New York Municipal Insurance Reciprocal. Kevin M. Lamont, Board Member Kevin M. Lamont was appointed to the Board of Directors upon the completion of the Company’s acquisition of North Penn Bancorp, Inc. on May 31, 2011. Prior to the merger, he served as the Chairman of the Board of North Penn Bancorp, Inc. and North Penn Bank. He is also President of Lamont Development Company, Inc. Mr. Lamont developed, owned and operated two major assisted living communities in Northeast Pennsylvania. Ralph A. Matergia, Esq, Board Member Ralph A. Matergia is a founding partner of the law firm of Matergia and Dunn in Stroudsburg, Pennsylvania with which he has practiced for over 49 years. Previously, he had served as Solicitor for the Monroe County Treasurer for over 30 years. He also served as the Solicitor for the Borough of Stroudsburg from 1979 to 2016. His participation in our local community for over 48 years brings knowledge of the local economy and business opportunities for the Bank. Source: S&P Capital IQ Pro, Company website | 26

Board of Directors (Continued) Alexandra Nolan, Board Member Alexandra K. Nolan was appointed to the Board of Directors upon the completion of the Company’s acquisition of UpState New York Bancorp, Inc. on July 7, 2020. Prior to the merger, she served as a director on the Board of UpState New York Bancorp, Inc. and USNY Bank since 2010, and was Vice Chairwomen since 2016. Ms. Nolan previously served as Editorial Finance Manager of Time Warner’s LIFE Magazine. She has also previously served as the director of Branch Analysis and Planning for Shearson/Lehman Brothers and as an analyst with the Government Affairs Office of American Express Company. Dr. Kenneth A. Phillips, Board Member Dr. Kenneth A. Phillips is a retired optometrist. Dr. Phillips has in-depth knowledge of the Bank’s market area and is active in various community activities. His participation in our local community for over 49 years brings knowledge of the local economy and business opportunities for the Bank. Ronald R. Schmalzle, Board Member Ronald R. Schmalzle is President, Co-Owner and General Manager of Recreation Management Corp, which owns and operates a number of recreation-based businesses in the Northern Region of the Pocono Mountains, including Ski Big Bear at Masthope Mountain and Costa's Family Fun Park. Mr. Schmalzle is also a consultant and the former Executive Director for Camping Management Corp., which operates the award-winning Pine Forest Camp, Lake Owego Camp and Camp Timber Tops. Mr. Schmalzle has extensive board experience and is the former Chairman of the Pike County Hotel Tax Board. Source: S&P Capital IQ Pro, Company website | 27

Non-GAAP Reconciliations

Norwood FINANCIAL CORP

Non-GAAP Reconciliation Illustrated for Capital Offering + Securities Repositioning

(Dollars in Thousands)	For the Calendar Year Ended				
Consolidated TCE / TA	**2020**	**2021**	**2022**	**2023**	**2024 YTD**
Stockholders' Equity	$194,785	$205,262	$167,085	$181,070	$195,654
Less: Intangible Assets	29,820	29,673	29,572	29,487	29,433
Add: Deferred Tax Liability	379	1,808	3,282	5,430	5,949
Tangible Common Equity	**$165,344**	**$177,397**	**$140,795**	**$157,013**	**$172,170**
Total Assets	$1,851,864	$2,068,504	$2,047,070	$2,201,079	$2,279,751
Less: Intangible Assets	29,820	29,673	29,572	29,487	29,433
Add: Deferred Tax Liability	379	1,808	3,282	5,430	5,949
Tangible Assets	**$1,822,423**	**$2,040,639**	**$2,020,780**	**$2,177,022**	**$2,256,267**
TCE / TA	**9.07%**	**8.69%**	**6.97%**	**7.21%**	**7.63%**
Consolidated TBVPS					
Tangible Common Equity	**$165,344**	**$177,397**	**$140,795**	**$157,013**	**$172,170**
Common Shares (000s)	**8,226**	**8,201**	**8,167**	**8,110**	**8,091**
TBVPS	**$20.10**	**$21.63**	**$17.24**	**$19.36**	**$21.28**
Consolidated ROATCE					
Net Income	**$15,080**	**$24,915**	**$29,233**	**$16,759**	**$12,491**
Avg. Stockholders' Equity	$166,427	$201,681	$181,499	$173,274	$183,593
Less: Avg. Intangible Assets	17,942	29,738	29,618	29,526	29,457
Avg. Tangible Common Equity	**$148,485**	**$171,943**	**$151,881**	**$143,748**	**$154,136**
ROATCE	**10.16%**	**14.49%**	**19.25%**	**11.66%**	**10.82%**
Consolidated NIM (FTE)					
Net Interest Income	$50,476	$65,313	$68,397	$62,067	$45,566
Add: Tax-Equivalent Adjustment	883	787	767	749	601
Net Interest Income (FTE)	**$51,359**	**$66,100**	**$69,164**	**$62,816**	**$46,167**
Average Interest Earning Assets	**$1,447,106**	**$1,886,269**	**$1,962,097**	**$2,055,433**	**$2,151,539**
NIM (FTE)	**3.55%**	**3.50%**	**3.53%**	**3.06%**	**2.87%**
Consolidated Efficiency Ratio					
Total Noninterest Expense	**$32,391**	**$38,578**	**$40,617**	**$43,417**	**$35,174**
Less: Foreclosure & REPO	53	79	(354)	49	13
Less: Amrt. of Intang. & Goodwill Imp.	114	123	101	85	54
Operating Expense	**$32,224**	**$38,376**	**$40,870**	**$43,283**	**$35,107**
Net Interest Income	$50,476	$65,313	$68,397	$62,067	$45,566
Add: Tax-Equivalent Adjustment	883	787	767	749	601
Net Interest Income (FTE)	$51,359	$66,100	$69,164	$62,816	$46,167
Add: Total Noninterest Income	7,709	8,233	9,502	8,253	6,476
Operating Revenue	**$59,068**	**$74,333**	**$78,666**	**$71,069**	**$52,643**
Efficiency Ratio	**54.6%**	**51.6%**	**52.0%**	**60.9%**	**66.7%**

1) Illustrative purposes only; All assumptions are subject to change based on actual results of the repositioning transaction; See page 13 for detail on the repositioning transaction; Assumes a $30M common equity offering at $30.00; There can be no assurance that we will complete the repositioning as planned, that the underlying assumptions will be realized or that actual results will not differ materially from these illustrations

28

Non-GAAP Reconciliations Non-GAAP Reconciliation Illustrated for Capital Offering + Securities Repositioning (Dollars in Thousands) Potential Pro-Forma For the Calendar Quarter Ended Consolidated TCE / TA 12/31/2022 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 9/30/2024 Adjustments¹ 9/30/2024 Stockholders' Equity $167,085 $176,415 $173,424 $164,702 $181,070 $181,213 $182,187 $195,654 $27,900 $223,554 Less: Intangible Assets 29,572 29,549 29,526 29,506 29,487 29,468 29,449 29,433 -- 29,433 Add: Deferred Tax Liability 3,282 2,928 5,996 5,937 5,430 5,430 6,026 5,949 -- 5,949 Tangible Common Equity $140,795 $149,794 $149,894 $141,133 $157,013 $157,175 $158,764 $172,170 $27,900 $200,070 Total Assets $2,047,070 $2,104,363 $2,141,765 $2,179,998 $2,201,079 $2,260,423 $2,235,316 $2,279,751 ($31,728) $2,248,023 Less: Intangible Assets 29,572 29,549 29,526 29,506 29,487 29,468 29,449 29,433 -- 29,433 Add: Deferred Tax Liability 3,282 2,928 5,996 5,937 5,430 5,430 6,026 5,949 -- 5,949 Tangible Assets $2,020,780 $2,077,742 $2,118,235 $2,156,429 $2,177,022 $2,236,385 $2,211,893 $2,256,267 ($31,728) $2,224,539 TCE / TA 6.97% 7.21% 7.08% 6.54% 7.21% 7.03% 7.18% 7.63% 8.99% Consolidated TBVPS Tangible Common Equity $140,795 $149,794 $149,894 $141,133 $157,013 $157,175 $158,764 $172,170 $27,900 $200,070 Common Shares (000s) 8,167 8,181 8,067 8,069 8,110 8,110 8,092 8,091 1,000 9,091 TBVPS $17.24 $18.31 $18.58 $17.49 $19.36 $19.38 $19.62 $21.28 $22.01 Consolidated ROATCE Net Income $7,140 $5,782 $6,503 $4,119 $355 $4,433 $4,213 $3,844 $1,155 $4,999 Avg. Stockholders' Equity $162,762 $172,334 $177,241 $175,224 $168,320 $182,088 $179,494 $189,135 $27,900 $217,035 Less: Avg. Intangible Assets 29,582 29,559 29,536 29,514 29,495 29,476 29,457 29,440 -- 29,440 Avg. Tangible Common Equity $133,180 $142,775 $147,705 $145,710 $138,825 $152,612 $150,037 $159,695 $27,900 $187,595 ROATCE 21.27% 16.42% 17.66% 11.22% 1.01% 11.68% 11.26% 9.58% 10.66% Consolidated NIM (FTE) Net Interest Income $17,233 $16,093 $15,642 $15,039 $15,293 $14,710 $14,925 $15,931 $1,462 $17,393 Add: Tax-Equivalent Adjustment 197 182 187 185 195 195 199 207 -- 207 Net Interest Income (FTE) $17,430 $16,275 $15,829 $15,224 $15,488 $14,905 $15,124 $16,138 $1,462 $17,600 Average Interest Earning Assets $1,963,119 $2,004,159 $2,049,189 $2,070,330 $2,096,871 $2,138,191 $2,168,596 $2,147,873 ($31,728) $2,116,145 NIM (FTE) 3.55% 3.25% 3.09% 2.94% 2.95% 2.79% 2.79% 2.99% 3.33% Consolidated Efficiency Ratio Total Noninterest Expense $10,276 $10,436 $10,938 $11,263 $10,781 $11,732 $11,412 $12,031 -- $12,031 Less: Foreclosure & REPO 7 29 74 (4) (50) 21 (17) 9 -- 9 Less: Amrt. of Intang. & Goodwill Imp. 23 23 23 20 19 19 19 16 -- 16 Operating Expense $10,246 $10,384 $10,841 $11,247 $10,812 $11,692 $11,410 $12,006 -- $12,006 Net Interest Income $17,233 $16,093 $15,642 $15,039 $15,293 $14,710 $14,925 $15,931 $1,462 $17,393 Add: Tax-Equivalent Adjustment 197 182 187 185 195 195 199 207 -- 207 Net Interest Income (FTE) $17,430 $16,275 $15,829 $15,224 $15,488 $14,905 $15,124 $16,138 $1,462 $17,600 Add: Total Noninterest Income excl. 1,926 1,910 1,995 2,293 2,056 2,006 2,175 2,295 -- 2,295 gains/losses on sales of securities Operating Revenue $19,356 $18,185 $17,824 $17,517 $17,544 $16,911 $17,299 $18,433 $1,462 $19,895 Efficiency Ratio 52.9% 57.1% 60.8% 64.2% 61.6% 69.1% 66.0% 65.1% 60.3% 1) Illustrative purposes only; All assumptions are subject to change based on actual results of the repositioning transaction; See page 13 for detail on the repositioning | 29 transaction; Assumes a $30M common equity offering at $30.00; There can be no assurance that we will complete the repositioning as planned, that the underlying assumptions will be realized or that actual results will not differ materially from these illustrations

Non-GAAP Reconciliations (Continued)

Norwood FINANCIAL CORP

Non-GAAP Reconciliation Illustrated for Capital Offering + Securities Repositioning

(Dollars in Thousands)	For the Calendar Year Ended				
Consolidated PPNR ROAA	**2020**	**2021**	**2022**	**2023**	**2024 YTD**
Total Net interest Income	**$50,476**	**$65,313**	**$68,397**	**$62,067**	**$45,566**
Add: Total Noninterest Income	7,709	8,233	9,502	8,253	6,476
Less: Total Noninterest Expense	32,391	38,578	40,617	43,417	35,174
Pre-Provision Net Revenue	**$25,794**	**$34,968**	**$37,282**	**$26,903**	**$16,868**
Average Assets	**$1,555,555**	**$2,009,044**	**$2,047,603**	**$2,128,570**	**$2,233,530**
PPNR ROAA	**1.66%**	**1.74%**	**1.82%**	**1.26%**	**0.94%**

(Dollars in Thousands)	For the Calendar Quarter Ended								Potential	Pro-Forma
Consolidated PPNR ROAA	**12/31/2022**	**3/31/2023**	**6/30/2023**	**9/30/2023**	**12/31/2023**	**3/31/2024**	**6/30/2024**	**9/30/2024**	**Adjustments[1]**	**9/30/2024**
Total Net interest Income	**$17,233**	**$16,093**	**$15,642**	**$15,039**	**$15,293**	**$14,710**	**$14,925**	**$15,931**	**$1,462**	**$17,393**
Add: Total Noninterest Income	1,923	1,910	1,995	2,293	2,057	2,006	2,175	2,295	--	2,295
Less: Total Noninterest Expense	10,276	10,436	10,938	11,263	10,783	11,732	11,412	12,031	--	12,031
Pre-Provision Net Revenue	**$8,880**	**$7,567**	**$6,699**	**$6,069**	**$6,567**	**$4,984**	**$5,688**	**$6,195**	**$1,462**	**$7,657**
Average Assets	**$2,025,709**	**$2,075,731**	**$2,124,347**	**$2,146,841**	**$2,166,165**	**$2,217,380**	**$2,246,713**	**$2,236,466**	**($31,728)**	**$2,204,738**
PPNR ROAA	**1.75%**	**1.46%**	**1.26%**	**1.13%**	**1.21%**	**0.90%**	**1.01%**	**1.11%**		**1.39%**

1) Illustrative purposes only; All assumptions are subject to change based on actual results of the repositioning transaction; See page 13 for detail on the repositioning transaction; Assumes a $30M common equity offering at $30.00; There can be no assurance that we will complete the repositioning as planned, that the underlying assumptions will be realized or that actual results will not differ materially from these illustrations

30

Thank You | 31